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                                                                       Exhibit 8


                              LIST OF SUBSIDIARIES

I.       EMPAQUES DE CARTON TITAN, S.A. DE C.V.
         --------------------------------------

         A.       Envases y Empaques de Mexico, S.A. de C.V.

                  1.       Industrias Centauro, S.A. de C.V.

         B.       Cartonpak, S.A. de C.V.

         C.       Cajas y Corrugados de Chihuahua, S.A. de C.V.

         D.       Central de Envases y Empaques, S.A. de C.V.

         E.       Papelera Heda, S.A. de C.V.

         F.       Ectsa International, Inc.

II.      DURANGO INTERNATIONAL, INC.
         ---------------------------

         A.       Durango McKinley Paper Company

III.     COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.
         ---------------------------------------------

         A.       Forestal de Jalisco, S.A. de C.V.

IV.      PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.
         --------------------------------------------

V.       PORTEADORES DE DURANGO, S.A. DE C.V.
         ------------------------------------

VI.      ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V.
         ---------------------------------------------------

VII.     GRUPO PIPSAMEX, S.A. DE C.V.
         ----------------------------

         A.       Fabricas de Papel Tuxtepec, S.A. de C.V.

         B.       Fabrica Mexicana de Papel, S.A. de C.V.

         C.       Productora Nacional de Papel, S.A. de C.V.

         D.       Fibras de Durango, S.A. de C.V.

         E.       Papeles Forma-Todo, S.A. de C.V.

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VIII.    DURANGO PAPER COMPANY
         ---------------------

         A.       Durango Georgia Paper Company

         B.       Durango-Georgia Converting Corporation

                  1.       Durango-Georgia Converting, LLC

         C.       St. Marys Railroad, LLC

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